UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2009 (September 21, 2009)

VOYANT INTERNATIONAL CORPORATION

(Exact name of Registrant as specified in charter)

Nevada	33-26531-LA	88-0241079
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

444 Castro Street

Suite 318

Mountain View, CA 94041

(Address of principal executive offices)

Registrant’s telephone number, including area code: (800) 710-6637

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02

Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Resignation of Officers and Directors

On September 21, 2009, Dana Waldman resigned as the Registrant’s Chief Executive Officer and Secretary and resigned as a member of the Board of Directors.

On September 21, 2009, David Wells resigned as the Registrant’s Chief Financial Officer and Assistant Secretary.

Mr. Waldman and Mr. Wells resigned due to lack of adequate available capital, an inability of the Company to raise additional capital, and a lack of agreement of the Company’s secured lender, the Brown Family Trust, an Alaskan Trust, to restructure or extend the due date on the Amended and Restated Secured Promissory Notes in the aggregate principal amount of $3,702,703 plus accrued and unpaid interest, which have a maturity date of October 9, 2009 (see Form 8-K Current Report filed with the Securities and Exchange Commission on April 6, 2009) (the “Loans”).

(c)

Appointment of Officer

Effective September 25, 2009, Mark Laisure, age 39, has agreed to serve as the Registrant’s interim Chief Executive Officer, Chief Financial Officer and Secretary. Mr. Laisure continues to serve as the Chairman of the Board of Directors. As interim CEO Mr. Laisure intends to assess and evaluate all issues related to the Company, its obligations, and its business prospects in light of the impending maturity of the Loans.

Mr. Laisure joined the board of directors in 2003. He became the Chairman of the Board of Directors, CEO, President and CFO in 2005. He resigned as CEO and President in January, 2007 and resigned as CFO and Secretary in May, 2007. Mr. Laisure continued serving as Managing Director of Voyant Productions until March, 2009.

There are no related party transactions to report.

Mr. Laisure accrues compensation at the rate of $5,000 per month.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.	Exhibit Description

99.1	Letter of Resignation – Dana Waldman
99.2	Letter of Resignation – David Wells

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2009	VOYANT INTERNATIONAL CORPORATION

	By:	/s/ MARK LAISURE
Mark Laisure
Chief Executive Officer